DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
NEW YORK
City
NY 10005
State Zip Code
FDIC Certificate Number: 00623
Printed on 8/4/2011 at 1:23 PM

FFIEC 031
Page RC-1
15

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2011

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou	
ASSETS					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	426,000	1.a
b. Interest-bearing balances (2)			0071	20,737,000	1.b
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	1,865,000	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON		
a. Federal funds sold in domestic offices			B987	161,000	3.a
			RCFD		
b. Securities purchased under agreements to resell (3)			B989	6,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B528	14,422,000			4.b
c. LESS: Allowance for loan and lease losses	3123	78,000			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	**14,344,000**	4.d
5. Trading assets (from Schedule RC-D)			3545	4,428,000	5
6. Premises and fixed assets (including capitalized leases)			2145	56,000	6
7. Other real estate owned (from Schedule RC-M)			2150	22,000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:					
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	46,000	10.b
11. Other assets (from Schedule RC-F)			2160	5,355,000	11
12. Total assets (sum of items 1 through 11)			2170	**47,446,000**	12

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
FDIC Certificate Number: 00623
Printed on 8/4/2011 at 1:23 PM

FFIEC 031
Page RC-1a
15a

Schedule RC—Continued

Dollar Amounts in Thousands				Tril | Bil | Mil | Thou	
LIABILITIES					
13. Deposits:			RCON		
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	19,286,000	13.a
(1) Noninterest-bearing (1)	6631	11,995,000			13.a.1
(2) Interest-bearing	6636	7,291,000			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN		
(from Schedule RC-E, part II)			2200	11,805,000	13.b
(1) Noninterest-bearing	6631	7,429,000			13.b.1
(2) Interest-bearing	6636	4,376,000			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON		
a. Federal funds purchased in domestic offices (2)			B993	4,151,000	14.a
			RCFD		
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	253,000	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	260,000	16
17. and 18. Not applicable					
19. Subordinated notes and debentures (4)			3200	0	19
20. Other liabilities (from Schedule RC-G)			2930	1,860,000	20
21. Total liabilities (sum of items 13 through 20)			2948	**37,615,000**	21
22. Not applicable					

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
FDIC Certificate Number: 00623
Printed on 8/4/2011 at 1:23 PM

FFIEC 031
Page RC-2
16

EQUITY CAPITAL

Bank Equity Captal

	RCFD	Tril | Bil | Mil | Thou	
23. Perpetual preferred stock and related surplus	3838	1,500,000	23
24. Common stock	3230	2,127,000	24
25. Surplus (excludes all surplus related to preferred stock)	3839	588,000	25
26. a. Retained earnings	3632	5,218,000	26.a
b. Accumulated other comprehensive income (5)	B530	13,000	26.b
c. Other equity capital components (6)	A130	0	26.c
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	**9,446,000**	27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	385,000	27.b
28. Total equity capital (sum of items 27.a and 27.b)	G105	**9,831,000**	28
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	**47,446,000**	29

Memoranda

To be reported with the March Report of Condition.

	RCFD	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2010	6724	N/A	M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm.

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

	RCON	MM / DD	
2. Bank's fiscal year-end date	8678	N/A	M.2

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.